As filed with the Securities and Exchange Commission on April 15, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Hippo Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	32-0662604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Almaden Blvd, Suite 400 San Jose, California	95113
(Address of Principal Executive Offices)	(Zip Code)

Hippo Holdings Inc. 2021 Incentive Award Plan
Hippo Holdings Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)

Sara Garvey
General Counsel
Hippo Holdings Inc.
1 Almaden Blvd, Suite 400
San Jose, California 95113
(Name and address of agent for service)

(650) 294-8463
(Telephone number, including area code, of agent for service)

Copies to:
Tad J. Freese
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
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Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
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EXPLANATORY NOTE

This Registration Statement (the “Registration Statement”) on Form S-8 is being filed for the purpose of registering (i) 1,284,750 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Hippo Holdings Inc. (the “Registrant”), issuable to participants under the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”), and (ii) 256,950 shares of Common Stock issuable to participants under the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP” and, together with the 2021 Plan, the “Plans”), in each case pursuant to automatic annual increase provisions in the Plans, as applicable, for which registration statements of the Registrant on Form S-8 (File Nos. 333-260021, 333-265243, 333-270520, 333-278344 and 333-286371) (the “Prior Registration Statements”) are effective.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8. The contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the Plans, are incorporated herein by reference and made part of this Registration Statement, to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “SEC” or “Commission”) and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 5, 2026 (the “Annual Report”); and
(b)	The description of the Registrant’s Common Stock contained in Exhibit 4.3 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 6, 2024, which updates the description thereof contained in the Registrant’s Form 8-A (File No. 001-39711) filed on November 16, 2020, and any amendment or report the Registrant may file with the SEC for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information deemed to be furnished and not filed with the Commission), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Hippo Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on November 10, 2021).
4.2	Certificate of Amendment to the Certificate of Incorporation of Hippo Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 29, 2022).
4.3	Amended and Restated Bylaws of Hippo Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on November 10, 2021).
5.1*	Opinion of Latham & Watkins LLP.
10.1	Hippo Holdings Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on August 5, 2021).
10.2	Hippo Holdings Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on August 5, 2021).
10.3	Form of Option Agreement under Hippo Holdings Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on August 5, 2021).
10.4	Form of Restricted Stock Unit Agreement under Hippo Holdings Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on August 5, 2021).
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
107.1*	Calculation of Filing Fee Table.
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of April, 2026.

HIPPO HOLDINGS INC.

By:	/S/ Guy Zeltser
Name:	Guy Zeltser
Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard McCathron, Guy Zeltser and Sara Garvey, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD MCCATHRON	Director, President and Chief Executive Officer	April 15, 2026
Richard McCathron	(Principal Executive Officer)

/s/ GUY ZELTSER	Chief Financial Officer	April 15, 2026
Guy Zeltser	(Principal Financial Officer and
Principal Accounting Officer)

/s/ MARK SCHAAF	Director	April 15, 2026
Mark Schaaf

/s/ ERIC FEDER	Director	April 15, 2026
Eric Feder

/s/ LORI DICKERSON FOUCHÉ	Director	April 15, 2026
Lori Dickerson Fouché

/s/ HUGH R. FRATER	Director	April 15, 2026
Hugh R. Frater

/s/ SAM LANDMAN	Director	April 15, 2026
Sam Landman

/s/ JOHN NICHOLS	Director	April 15, 2026
John Nichols

/s/ SANDRA WIJNBERG	Director	April 15, 2026
Sandra Wijnberg

/s/ LAURA HAY	Director	April 15, 2026
Laura Hay

/s/ SUSAN HOLLIDAY	Director	April 15, 2026
Susan Holliday

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